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                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14504) of the Engineered Support Systems, Inc. Employee Stock Ownership Plan and the Registration Statements on Form S-8
(Nos. 33-77340, 333-27695, 333-52753, 333-45020 and 333-45022) of the 1992
Stock Option Plan for Nonemployee Directors, the 1997 Stock Option Plan for Nonemployee Directors, the 1998 Stock Option Plan, the 2000 Stock Option
Plan for Nonemployee Directors and the 2000 Stock Option Plan, respectively, of our report dated December 7, 2000, appearing on page 35 of the 2000 Annual Report to Shareholders of Engineered Support Systems, Inc. which is incorporated by reference in Engineered Support Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the incorporation by reference of our report dated December 7, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
January 29, 2001